Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-1 of Compass Minerals International, Inc., filed pursuant to Section 462(b) of Regulation C, of our report dated March 3, 2004 relating to the financial statements and financial statement schedule included in the Compass Minerals International, Inc. Registration Statement on Form S-1, Amendment No. 1 (No. 333-116254).

PricewaterhouseCoopers LLP

Kansas City, Missouri

July 8, 2004